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                                                                    EXHIBIT 3.19

                                RESTATED BY-LAWS

                               NOVEMBER 30, 1981
                                       OF
                            NATIONAL ENQUIRER, INC.
                            (A FLORIDA CORPORATION)
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                                   ARTICLE I

                                  STOCKHOLDERS

     1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation and sealed with the seal of the corporation and certifying the number and class of shares owned by him in the corporation. The corporate seal may be facsimile, engraved or printed. If such certificate is signed by a transfer agent or an assistant transfer agent other than the corporation or by a transfer clerk acting on behalf of the corporation and a registrar the signature of any of the aforesaid officers may be a facsimile on the certificate. In case any officer who signed, or whose facsimile signature has been used on a certificate shall cease to be such officer before such certificate has been delivered by the corporation, it may be issued by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

     The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

     2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

     4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting as permitted by law, or entitled to receive
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payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term, "share" or "shares" or "share of stock" or "shares of stock" or, "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom Chapter 608, Official Florida Statutes, confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation.

     6. STOCKHOLDER MEETINGS.

     -- TIME.  The annual meeting shall be held on the day of                of
each year (or, if said day be other than a business day, then on the next succeeding day which is not a business day). A special meeting shall be held on the date and at the time fixed by the directors.

     -- PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Florida, as the directors may, from time to time, fix. Whenever the directors shall fall to fix such place, the meeting shall be held at the principal office of the corporation in the State of Florida.

     -- CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

     -- NOTICE OR WAIVER OF NOTICE. Notice, signed by the Secretary or other officer designated by the directors, of each meeting shall be given, stating the place, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken upon notice of the purpose or purposes of the meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by Chapter 608, Official Florida Statues. Except as otherwise provided by
Chapter 608, Official Florida Statutes, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting
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unless the directors, after adjournment, fix a new record date for the adjourned meeting. If any stockholder shall transfer any of his stock after such notice, the corporation may, but need not, furnish notice to the transferee or transferees thereof. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein.

     -- STOCK BOOK. The stock book or books prescribed by Section 608.39, Official Florida Statutes shall be produced at any meeting of stockholders upon the timely request of any stockholder.

     -- CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting -- the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

     -- PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after eleven months from its date unless such proxy provides for a longer period. In the event that a proxy shall designate two or more persons to act as proxies, a majority such persons present at the meeting, or, if only one be present, that one, shall have all of the powers conferred by the proxy upon all the persons so designated unless the proxy shall otherwise provide.

     -- INSPECTORS. The directors, in advance of any meeting, may, but need not appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

     -- QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

     -- VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where by law a different percentage of votes and/or a different exercise of voting power is prescribed. In the election of directors, and for any other action, voting need not be by ballot.

     7. INFORMAL ACTION. When at least four-fifths of the stockholders shall be present a meeting and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

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                                   ARTICLE II

                                   DIRECTORS

     1. FUNCTIONS AND DEFINITION. The business of the corporation shall be managed and its corporate powers exercised by the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

     2. QUALIFICATIONS AND NUMBER. At least one director must be a citizen of the United States, and each director most be of full age. A director, however, need not be a stockholder or a resident of the State of Florida. The first Board of Directors shall consist of the number of persons fixed in the Articles of Incorporation. Thereafter the number of directors constituting the whole Board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholder or, if the number is not fixed, the number shall be six. The number of directors may be increased or decreased by action of the stockholders.

     3. ELECTION AND TERM. The first Board of Directors shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly create directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, which are not filled at the meeting of stockholders effecting an increase in the number of directors or a removal of one or more directors, may be filled by the action of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

     4. MEETINGS.

     -- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the Directors may conveniently assemble.

     -- PLACE. Meetings shall be held at such place within or without the State of Florida as shall be fixed by the Board.

     -- CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

     -- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

     -- QUORUM AND ACTION. Except as otherwise provided in these By-Laws a majority of the whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

     -- CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

     5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the stockholders. One or more of the directors may be suspended by the Board of Directors pending a determination by the stockholders that cause exists.
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     6. EXECUTIVE COMMITTEE.  Whenever its number consists of three or more, the
Board of Directors may designate an Executive Committee, which shall consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors.

     7. INFORMAL ACTION. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or an Executive Committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing signed by them, and such writing or writings are filed in the minutes of proceedings of the Board or committee prior to the taking of such action.

                                  ARTICLE III

                                    OFFICERS

     1. General. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer, and may include one or more Vice Chairmen of the Board, Vice Presidents (any one or more of whom the Board of Directors may designate an Executive Vice President or a Senior Vice President) Assistant Secretaries, Assistant Treasurers and other officers, with such authority and duties as the Board of Directors may from time to time determine. Each officer shall be elected by the Board of Directors and, except as otherwise provided by these By-Laws, shall hold office until his successor has been elected or appointed and qualified or until his earlier resignation or removal. Any vacancy occurring in any office shall be filled by the Board of Directors. Any two or more offices may, be held by the same person, except the offices of President and Secretary. No officer other than the Chairman of the Board need be a director. The Board may require any officer to give security for the faithful performance of his duties.

     2. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, shall have general control of its affairs and business. He shall also have such other powers and duties as may be prescribed by the Board of Directors from time to time. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and the Board of Directors.

     3. President. The President shall, subject to the direction of the Board of Directors and the Chairman of the Board, have active management of the Corporation's affairs and business and shall have such other powers and duties as may be prescribed by the Board of Directors from time to time.

     4. Vice Presidents. Except as hereinafter provided, the Vice Presidents shall have such powers and duties as are generally incident to that office and such powers and duties as may be assigned to them by the Chairman of the Board, the President or the Board of Directors.

     The Board of Directors shall also have the power to appoint a class of Vice Presidents who shall have such powers and duties with respect to the department or departments to which their work relates as may be consistent with the responsibility assigned to them by the Board of Directors, the Chairman of the Board or the President. This class of Vice Presidents shall not otherwise have the powers or duties ordinarily incident to such corporate office, and shall not be considered corporate officers who may bind the Corporation except to the extent specifically authorized by resolution of the Board of Directors. The

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official title of this class of Vice Presidents shall denote the department as to which they have authority (e.g., Vice President -- Advertising).

     5. Secretary. The Secretary shall keep the minutes of all proceedings of the shareholders and the Board of Directors. He shall attend to the giving of notices to the shareholders and directors, or other notices required by law or by these By-Laws. He shall have custody of the seal of the Corporation and shall affix such seal to deeds, contracts and other written instruments when duly authorized. He shall have charge of the stock certificate book and stock ledger and such other books and papers as the Board may direct. He shall have all such powers and duties as are generally incident to the office of secretary and such other powers and duties as may from time to time be assigned to him by the Chairman of the Board, the President or the Board of Directors.

     6. Treasurer. The Treasurer shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with instructions of the Board of Directors. He may receive and give receipts and acquittances for payments made to the Corporation. He shall keep full and accurate accounts of all moneys received and paid out on account of the Corporation. He shall have all such powers and duties as are generally incident to the office of treasurer and such other powers and duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

     7. Compensation of Officers. Each officer shall receive such salary or compensation as may be determined by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

     8. Resignation and Removal of Officers. Any officer may resign an any time by giving written notice thereof to the President or to the Board of Directors, and such resignation shall take effect at the time therein specified. Any officer may be removed from office, with or without cause by vote of a majority of the entire Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

     The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE V

                                  FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                                   STOCK BOOK

     The corporation shall keep at its office in Florida or in the office of its transfer agent wherever located, a book (or books where more than one kind, class or series of stock is outstanding) to be known as the stock book, containing the names alphabetically arranged, with the addresses of every stockholder, showing the number of shares of each kind, class or series of stock held of record by him, and where the stock book is kept in the office of the transfer agent, the corporation shall keep at its office in Florida copies of the stock lists prepared from said stock book and sent to it from time to time by said transfer agent. The stock book or stock lists shall show the current status; provided, if the transfer agent of the corporation be located elsewhere, a reasonable time shall be allowed for transit of mail.

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                                  ARTICLE VII

                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The location of the principal office of the corporation in the State of Florida is 600 South East Coast Avenue, c/o Dino M. Gallo, Lantana 33460. The name of the resident agent of the corporation in the State of Florida and the address of the office, place of business or location of the corporation in the State of Florida for the service of process on the corporation in the State of Florida are as follows: Dino M. Gallo, 600 South East Coast Avenue, Lantana 33460.

                                  ARTICLE VIII

                              CONTROL OVER BY-LAWS

     The power to amend, alter, and repeal these By-Laws and to adopt new By-Laws shall be vested in the Board of directors; provided, that the Board of Directors may delegate such power, in whole or in part, to the stockholders; and provided, further, that any By-Law, other than an initial By-Law, which provides for the election of directors by classes for staggered terms shall be adopted by the stockholders.

     I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the By-Laws of NATIONAL ENQUIRER, INC., a Florida corporation, as in effect on the date hereof.

     WITNESS my hand and the seal of the corporation.

Dated:

                                          --------------------------------------
                                                       Secretary of
                                                 NATIONAL ENQUIRER, INC.

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